Exhibit 10.25

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT. THE REDACTIONS ARE INDICATED WITH “*[REDACTED]*”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

DATED

22/06/2014

RELATIONSHIP DEED

between

LLOYD'S REGISTER EMEA

and

LIGHTBRIDGE CORPORATION

THIS DEED is dated 22/06/2014

PARTIES

(1)

LLOYD'S REGISTER EMEA (registered number IP29592R) an Industrial Society registered in England and Wales, whose principal branch office in Abu Dhabi is at Suite No. 401/A, the Blue Tower, P.O. Box 997, Sheikh Khalifa Street, Abu Dhabi, United Arab Emirates, commercial registration no. CN- 1001482 ("LR").

(2)	LIGHTBRIDGE CORPORATION, whose principal office is at 1600 Tysons Boulevard, Suite 550, Tysons Corner, VA 22102 USA, ("LB").

Hereinafter each a "party" and together the "parties".

BACKGROUND

(A)

WHEREAS the parties have already, or intend to, enter into a tripartite agreement with the Federal Authority for Nuclear Regulation, established pursuant to United Arab Emirates Federal Law No. (6) of 2009, whose principal offices are at Crescent Tower, Mezzanine Floor, Sheikh Zayed First Street, Khalidiya, P.O. Box 112021, Abu Dhabi, United Arab Emirates and Al Ahlia Tower, Mezzanine Floor, Khalidiya, P.O. Box 112021, Abu Dhabi, United Arab Emirates ("FANR") in respect of certain project management, construction inspection and oversight services, in relation to the Barakah nuclear power plants in the United Arab Emirates, and related work (the "FANR Agreement")

(B)	WHEREAS the parties wish to clarify their relationship in respect of the FANR Agreement by means of this Deed.

AGREED TERMS

1.	INTERPRETATION

1.1	The schedules form part of this Deed and shall have effect as if set out in full in the body of this Deed. Any reference to this Deed includes the schedules.

1.2	Unless the contract otherwise requires, words in the singular include the plural and in the plural include the singular.

1.3	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time and includes any subordinate legislation made from time to time under it.

1.4	A reference to writing or written includes faxes and e-mail.

1.5

Any words following the terms include, including, in particular or for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding them.

2.	COMMENCEMENT AND DURATION

This Deed shall be deemed to commence on the earlier of: (i) the signing of this Deed; or (ii) the entering into force of the FANR Agreement. It shall continue on the terms of this Deed until it is terminated in accordance with clause 7.

3.	PROVISION OF WORK

The parties agree that their relative scopes of work are described in Schedules 1 and 2 (which may be updated from time to time by the written agreement of the parties, such agreement not to be unreasonably withheld or delayed). In accordance with Schedule 3, LB will invoice LR at the rates set out in the FANR Agreement *[Redacted]*.

4.	PAYMENT

4.1

Clause 9.1 of the FANR Agreement states that: "the Consultant shall submit to FANR no more than one (1) invoice per calendar month", and that the account details are to be shown on the invoice. For the avoidance of doubt, the relevant bank account shall be LR's bank account.

4.2	LB shall raise invoices to LR in respect of the relevant orders which they have undertaken, together with any relevant accompanying documents such as weekly timesheets.

4.3	In the event of an order in which both LR and LB are providing services, the parties shall agree between themselves the relative value of their contributions and fee entitlement.

4.4	LR shall pay LB's valid invoices within 30 days of receiving them, provided that the relevant payment has been received by LR from FANR.

5.	DUTIES, POWERS AND RESTRICTIONS

5.1

Each party shall at all times comply with and shall ensure that all of their personnel comply with (i) all applicable laws, statutes, regulations and codes relating to anti-bribery and anti-corruption including but not limited to the UK Bribery Act 2010 and the US Foreign Corrupt Practices Act of 1977, and (ii) Lloyd's Register's Anti-Bribery and Anti-Corruption Policy (available at http://www.lr.org/documents/223207-antibribery-and- anticorruption-policy.aspx), as updated from time to time. In particular, the parties must not offer or pay bribes, and must report to LR any requests for bribes received. In the event of a breach of this clause 5.1, the non-offending party may terminate this Deed without notice and the offending party will not be entitled to claim any compensation or further remuneration. Furthermore, the offending party shall be liable for and shall indemnify the other party against any and all claims, actions, liabilities, losses, damages or expenses (including legal expenses) incurred.

__________________________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

5.2

During the duration of this Deed and for a period of twelve (12) months thereafter, the parties shall not (without the prior written consent of the other party), solicit for employment, or offer employment to, or enter into any contract for services with, any individual employed or subcontracted by the other party (or any individual who was employed or subcontracted by the other party in the preceding twelve (12) months, as calculated from the date of such solicitation or offer).

6.	LIABILITY

6.1

Notwithstanding any other provision in the FANR Agreement to the contrary, in the event of a claim arising, the defaulting party (who are in breach of either the FANR Agreement or this Deed) shall indemnify the other party, their estates and successors from and against all liabilities, costs, expenses, damages and losses and all other reasonable professional costs and expenses) resulting from that breach, without prejudice to any other right or remedy of the other party howsoever arising. In no event will the defaulting party's liability arising under this clause 6.1 exceed the other party's liability arising under the FANR Agreement.

6.2

Each party will be responsible directly to third parties for any demands, suits, costs, claims, expenses, actions, proceedings, or damages of any kind or nature, including attorney's fees and costs, to the extent caused by the negligence or other fault of the responsible party or any of its directors, officers, employees, agents, or subcontractors. If the third party files an action against one party, who believes the other party is at fault, either wholly or partially, then the defending party may bring the responsible party into the action to answer directly to the third party. Nothing in this clause shall preclude either party from raising any defense available in law and or any relevant jurisprudence.

6.3

Neither party shall be liable for any indirect, consequential, special and/or punitive loss arising out of or related to this Deed, provided that nothing in this clause 6.3 is intended to prevent, limit or exclude the party's liability for fraud, wilful misconduct or gross negligence, or any breach by either party of clauses 5 or 11 of this Deed.

6.4	In the event of disagreement about the issue of who is liable and the degree of culpability, this will be dealt with as per clause 10 of this Deed.

7.	TERMINATION

7.1	This Deed shall terminate immediately upon the termination of the FANR Agreement.

7.2	Each party may terminate this Deed by giving written notice to the other party if:

(a)	the other party commits any serious breach or persistent breaches of this Deed which remain uncured for thirty (30) days after notice of such breach being given to the relevant party; or

(b)	the other party has a bankruptcy order made against it, enters into any composition or arrangement with or for the benefit of his creditors, or other similar actions; or

(c)	is guilty of conduct which, in the reasonable opinion of the other party, is likely to have a serious adverse effect on the provision of services under the FANR Agreement;

(d)	the other party is in breach of clause 32 of the FANR Agreement (Conflicts).

8.	ENTIRE AGREEMENT

8.1

This Deed constitutes the entire agreement between the parties (other than the FANR Agreement, which shall be subject to the terms of this Deed) and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter. This Deed may be updated and/or varied from time to time with the express written agreement of both parties, such agreement not to be unreasonably withheld or delayed.

8.2	No party shall have a claim for innocent or negligent misrepresentation (or negligent misstatement) based upon any statement in this Deed.

8.3	Nothing in this clause shall limit or exclude any liability for fraud.

9.	NOTICES

9.1

A notice given to a party under or in connection with this Deed shall be in writing and sent to the party at the address or DX number or to the fax number or e-mail address given in this Deed or as otherwise notified in writing to the other party

9.2	The following table sets out methods by which a notice may be sent and, if sent by that method, the corresponding deemed delivery date and time:

Delivery method	Deemed delivery date and time
Delivery by hand.	On signature of a delivery receipt or at the time the notice is left at the address.
Pre-paid first class recorded delivery post or other next working day delivery service providing proof of postage.	9.00 am on the second business day after posting or at the time recorded by the delivery service.
Pre-paid airmail providing proof of postage.	9.00 am on the fifth business day after posting or at the time recorded by the delivery service.
Fax.	At the time of transmission.
E-mail	At the time of transmission.

9.3	For the purpose of clause 9.2 and calculating deemed receipt:

(a)	all references to time are to local time in the place of deemed receipt; and

(b)

if deemed receipt would occur in the place of deemed receipt on a weekend or a public holiday when banks are not open for business, deemed receipt is deemed to take place at 9.00 am on the day when business next starts in the place of receipt.

9.4	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

9.5	A notice given under or in connection with this Deed is valid if sent by e-

10.	GOVERNING LAW AND JURISDICTION

10.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non- contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

10.2

The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims).

11.	CONFIDENTIALITY

Each party undertakes that it will not at any time hereafter use, divulge or communicate to any person, except to its professional representatives or advisers or as may be required by law or any legal or regulatory authority, any confidential information relating to this Deed

12.	COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one Deed.

13.	DOCUMENTS AND RECORDS

13.1

Both parties shall have the right at any time until seven years after completion of the services to carry out an audit of the other party's books and records relating to the services (except where a party can show that the information is commercially sensitive) upon reasonable notice. All documents and records relating to the services shall be retained by the parties for seven years.

13.2	The record keeping and audit obligations set out in clause 13 shall extend to all payments made by the parties in connection with this Deed.

Schedule 1 Services to be Performed by LR

FANR TSO Resources — Lloyd's Register

Key roles:

•	Project Manager

•	Technical Manager

Inspection Programme Management
•	Plans for each inspection; (technical lead)
•	Development and coordination of resource plans and schedules; (LR)
•	Monitoring plans and the execution of schedules;
•	Specification, development and maintenance of FANR inspection database;
(LR)
•	Document and records management (LR)

UAE Inspection (Site/ ENEC etc)
*[Redacted]*

Management Systems/Quality Assurance

Mechanical Installation
•	Reactor Vessel and RV internals
•	Piping and Support Systems
•	HVAC

Welding/ NDE

Electrical/ instrumentation and control,
•	Electrical Cable Installation Activities
•	Electrical Component Installation
•	Instrumentation Component

Engineering Design Verification (EDV) inspection on the design authority (Korea)

Vendor Inspections

*[Redacted]*
- Korea / Japan
- Europe (Germany)
- US

__________________________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 2 Services to be Performed by LB

FANR TSO Resources —Lloyd’s Register

Key Roles:

•	Chief Nuclear Officer

Inspection Programme Management
• Annual Inspection Plan / Programme (for each unit) (LB)
• plans for each inspection; (technical lead)
UAE Inspection (Site/ ENEC etc)
*[Redacted]*
Management Systems/Quality Assurance — as needed
Structures
• Geotechnical and Foundation
• Structural Concrete
• Containment
Mechanical Installation (if needed)
• Reactor Vessel and RV internals
• Piping and Support Systems
• HVAC
Welding/ NDE (if needed)
Electrical/ instrumentation and control,
• Electrical Cable Installation Activities
• Electrical Component Installation
• Instrumentation Component
Fire protection

Engineering Design Verification (EDV) inspection on the design authority (Korea) —as needed
Vendor Inspections
*[Redacted]*
- Korea / Japan As required
- Europe (Germany) As Required
- US—As required

__________________________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 3 Lightbridge Hourly Rates

Lightbridge Corporation will invoice Lloyds Register EMEA at FANR agree rates *[Redacted]*. FANR rates listed in table below

Grade	2014 Hourly Rate (AED)	2015 Hourly Rate (AED)	2016 Hourly Rate (AED)	2017 Hourly Rate (AED)
Expert Technical Specialist	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
Senior Technical Specialist	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
Technical Specialist	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
Experienced Technical Staff	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
Technical Staff	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
Entry Level Technical Staff	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
Project Management Staff	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
Support Staff	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

__________________________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Signed as a deed by LLOYD'S	)
REGISTER EMEA acting	)
by N.D.A.M. Nooren, a director	)	/s/ N.D.A.M. Nooren 22/06/2014
in the presence of:	)	Director

Witness Signature

Witness Name (block capitals)

Witness Address

Signed as a deed by LIGHTBRIDGE	)
CORPORATION acting	)
By Seth Grae, a director	)	/s/ Seth Grae
in the presence of:	)	Director

Witness Signature	/s/ Jon Johnson

Witness Name (block capitals)	Jon Johnson

Witness Address	1600 Tysons Blvd Suite 550, McLean VA 22102 USA